November 7, 2017 – Third Quarter Earnings Presentation MYERS INDUSTRIES, INC. Exhibit 99.2

Safe Harbor Statement Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current indicators and expectations. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside the Company’s control that could cause actual results to materially differ from those expressed or implied. You are cautioned not to put undue reliance on any forward-looking statement. We do not intend, and undertake no obligation, to update these forward-looking statements. Such risks include: Raw material availability, increases in raw material costs, or other production costs Risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives Unanticipated downturn in business relationships with customers or their purchases Competitive pressures on sales and pricing Changes in the markets for the Company’s business segments Changes in trends and demands in the markets in which the Company competes Unexpected failures at our manufacturing facilities Future economic and financial conditions in the United States and around the world Inability of the Company to meet future capital requirements Claims, litigation and regulatory actions against the Company Changes in laws and regulations affecting the Company Other risks as detailed in the Company’s 10-K and other reports filed with the Securities Exchange Commission Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports, which can be found online at www.myersindustries.com and at the SEC.gov web site. Statements in this presentation speak only as of the date made.

2017 Q3 Overview

Achievements

✓ Generated $9.7M in free cash flow
  - Continued working capital and capital spending discipline

✓ Niche market strategy delivering results
  - Double-digit year-over-year growth in Consumer and Food & Beverage markets
  - Continued positive momentum in RV market led to high single-digit growth in the Vehicle market year-over-year

✓ Positive sales mix and lean initiatives driving gross margin expansion
  - Gross profit margin (excluding restructuring charges) expanded 250 basis points to 29.6%

✓ Reduced debt by $31.5M YTD

Challenges

- Distribution showing progress, but at a slow rate
  - Sales increased Q3 vs. Q2, but down mid single digits year-over-year
  - Myers Tire Supply net sales were down ~1% year-over-year
  - Patch Rubber net sales declined double digits due to the planned exit of a low margin product line
  - New pricing model and lean initiatives producing positive results
- Mitigating resin cost increases through pricing actions and positive sales mix

Myers Industries, Inc. *Niche market strategy driving strong revenue growth* 3

Q3 Financial Summary – GAAP % Sales 25.3% 24.6% % Sales 28.3% 27.1% % Sales 4.9% 2.3% Operating income increased $4.1M Gross profit higher $4.8M SG&A higher $3.8M Gain on asset sales $3.1M Net sales increased 8.6% Material Handling increased $14.2M (15.8%) due to growth in niche markets, partially offset by declines in the Industrial market Distribution down $2.8M (6.5%) mostly due to exit of low margin business Gross profit increased $4.8M Increased volume, favorable sales mix and restructuring savings, partially offset by restructuring expenses of $1.9M and higher material costs Pricing actions taken to mitigate resin cost increases Reflects results from continuing operations; In $millions except per-share figures SG&A increased $3.8M Higher incentive compensation costs Restructuring expenses of $0.4M

Q3 Financial Summary – Adjusted (Non-GAAP) % Sales 24.7% 24.3% % Sales 29.6% 27.1% % Sales 4.9% 2.9% Adj. operating income increased $3.1M Higher gross profit $6.7M Higher SG&A $3.4M Net sales increased 8.6% Material Handling up $14.2M (15.8%) due to growth in niche markets, partially offset by declines in the Industrial market Distribution down $2.8M (6.5%) due to exit of low margin business Adj. gross profit increased $6.7M; up 250 bps Higher sales volume and favorable sales mix Pricing actions partially offset resin cost increases Savings from restructuring project and other cost reductions Adj. SG&A increased $3.4M Higher incentive compensation costs, partially offset by cost reductions Reflects results from continuing operations; In $millions except per-share figures

Q3 Segment Results Material Handling Distribution Adjusted $9.9 $4.7 $3.2 $3.3 GAAP Adjusted GAAP Reflects results from continuing operations; In $millions except per-share figures Net sales increased 15.8% Increased demand in Food & Beverage market led to double-digit growth year-over-year Sales to the Consumer market up double-digits driven by hurricane-related demand for fuel containers Sales to the Vehicle market grew mid-single digits driven by continued growth in RV market Sales declined mid-single digits in the Industrial market Net sales declined 6.5% Exit of low margin product line at Patch Rubber business largest contributor to decline Myers Tire Supply business down ~1% year-over-year Midwest and East regions impacted by hurricanes Large customer win in highway marking tape product line Adj. operating income increased $5.2M Higher volume and positive sales mix Price actions partially mitigated raw material cost pressure Higher incentive compensation costs Adj. operating income declined $0.1M Minimal impact from volume decline since most of the decline was due to the exit of low margin business Remainder of volume decline offset by favorable price and sales mix

WORKING CAPITAL AS A % OF TTM SALES BALANCE SHEET Balance Sheet & Cash Flow Q3 2017 Q4 2016 Cash 4.5 $ 7.9 $ Debt 158.0 189.5 Net Debt 153.5 $ 181.6 $ LTM Adjusted EBITDA 59.0 $ 63.6 $ Net Debt-to-Adj. EBITDA 2.6x 2.9x In $millions 9% Target 7.6% 3.8% 9.5% 10.3% FREE CASH FLOW YTD 2017 YTD 2016 Cash from Continuing Operations 36.1 $ 18.6 $ Capital Expenditures (5.1) (11.5) Free Cash Flow 31.0 $ 7.1 $ In $millions Strong cash flow due to higher EBITDA and lower capital spending 8.1% Reduced debt by $31.5M compared to Q4 2016 Reduced net debt-to-adjusted EBITDA ratio despite lower EBITDA compared to Q4 2016 $17.5M (+94%) increase in YTD cash flow from continuing operations Working capital as % of TTM sales consistently below target of 9%

2017 Outlook and Strategic Update High single digits % of Net Sales 2016 2017 Growth Outlook Up double digits High single digits Forecasting low single-digit sales growth in 2017 (Constant Currency) Consumer 12% Vehicle 16% Food & Beverage 13% Auto Aftermarket 30% Industrial 29% FY revenue expected to be up low single digits due to continued strong demand in the Food & Beverage and Consumer markets Progress with niche market growth teams: Share gains in food processing and increased activity in agricultural market Pricing tools in Distribution producing positive results Operational realignment substantially completed: On schedule and on budget; expect to be fully completed by the end of Q1 2018 Began realizing benefits in Q3; on track to realize annualized savings of $10M in 2018 Capital allocation: Using cash to pay down debt and fund future strategic initiatives including acquisitions Mid single digits Low single digits

Appendix

Net Sales: Up low single digits Capital expenditures:$7 - $9 million Net interest expense: $7 - $8 million D&A: $32 - $34 million Effective tax rate (normalized):36% 2017 Key Assumptions

Reconciliation of Non-GAAP Measures MYERS INDUSTRIES, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES CONSOLIDATED GROSS PROFIT (UNAUDITED) (Dollars in thousands) Note on Reconciliation of Income and Earnings Data: Gross profit excluding the items above in the text of this presentation and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statement of Operations. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that gross profit excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company's operating profitability. Management uses gross profit excluding these items as well as other financial measures in connection with its decision-making activities. Gross profit excluding these items should not be considered in isolation or as a substitute for gross profit prepared in accordance with GAAP. The Company's method for calculating gross profit excluding these items may not be comparable to methods used by other companies.

Reconciliation of Non-GAAP Measures MYERS INDUSTRIES, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES CONSOLIDATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (UNAUDITED) (Dollars in thousands) Note on Reconciliation of Income and Earnings Data: Selling, general and administrative expenses excluding the items above in the text of this presentation and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statement of Operations. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that selling, general and administrative expenses excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company's operating profitability. Management uses selling, general and administrative expenses excluding these items as well as other financial measures in connection with its decision-making activities. Selling, general and administrative expenses excluding these items should not be considered in isolation or as a substitute for selling, general and administrative expenses prepared in accordance with GAAP. The Company's method for calculating selling, general and administrative expenses excluding these items may not be comparable to methods used by other companies.   September 30, 2017 September 30, 2016 September 30, 2017 September 30, 2016 Selling, general and administrative expenses as reported 36,391 $ 32,617 $ 105,560 $ 103,087 $ Restructuring expenses and other adjustments in selling, general and administrative expenses Material Handling Segment (440) 226 (1,081) 2,561 Distribution Segment - - - - Corporate (326) (605) (326) (4,166) Selling, general and administrative expenses as adjusted 35,625 $ 32,238 $ 104,153 $ 101,482 $ For the Three Months Ended For the Nine Months Ended

Reconciliation of Non-GAAP Measures MYERS INDUSTRIES, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED) (Dollars in thousands, except per share data) Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items above in the text of this presentation and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statement of Operations. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company's operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for income (loss) prepared in accordance with GAAP. The Company's method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.   *Income taxes are calculated using the normalized effective tax rate for each year. The normalized rate used above is 36%.

Reconciliation of Non-GAAP Measures

MYERS INDUSTRIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
COMBINED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	Quarter Ended				TTM
	12/31/2016	3/31/2017	6/30/2017	9/30/2017	9/30/2017
Net Income as Reported Continuing Operations	$ (1,247)	$ 3,128	$ 2,012	$ 3,276	$ 7,169
Add: tax expense	48	2,255	1,783	2,050	6,136
Add: net interest expense	2,086	1,975	1,785	1,785	7,631
Add: depreciation	6,142	6,700	6,984	5,092	24,918
Add: amortization	2,430	2,436	2,136	2,192	9,194
EBITDA	9,459	16,494	14,700	14,395	55,048
Add: one-time unusual charges	996	42	2,998	(116)	3,920
EBITDA as Adjusted	$ 10,455	$ 16,536	$ 17,698	$ 14,279	$ 58,968

	Quarter Ended				TTM
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	12/31/2016
Net Income as Reported Continuing Operations	$ (3,336)	$ 5,684	$ 424	$ (1,247)	$ 1,525
Add: tax expense	2,446	3,429	547	48	6,470
Add: net interest expense	2,019	2,053	2,015	2,086	8,173
Add: depreciation	6,000	6,283	6,182	6,142	24,607
Add: amortization	2,499	2,482	2,447	2,430	9,858
EBITDA	9,628	19,931	11,615	9,459	50,633
Add: one-time unusual charges	10,556	544	897	996	12,993
EBITDA as Adjusted	$ 20,184	$ 20,475	$ 12,512	$ 10,455	$ 63,626

Note on Reconciliation of Income and Earnings Data: EBITDA as adjusted is a financial measure that Myers Industries, Inc. calculates according to the schedule above using amounts from the unaudited Reconciliation of Non-GAAP Financial Measures Income (Loss) Before Taxes By Segment and GAAP amounts from the unaudited Condensed Consolidated Statement of Operations. The Company believes that EBITDA as adjusted provides useful information regarding a company's operating profitability. Management uses EBITDA as adjusted as well as other financial measures in connection with its decision-making activities. EBITDA as adjusted should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company's method for calculating EBITDA as adjusted may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.
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Reconciliation of Non-GAAP Measures MYERS INDUSTRIES, INC. RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES - CONTINUING OPERATIONS (UNAUDITED) (Dollars in thousands) Note on Reconciliation of Cash Flow Data: Free cash flow is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above using GAAP amounts from the unaudited Condensed Consolidated Statements of Cash Flows. The Company uses free cash flow as well as other financial measures in connection with its decision-making activities. The Company's method for calculating free cash flow may not be comparable to methods used by other companies.   YTD YTD QTD September 30, 2017 June 30, 2017 September 30, 2017 Net cash provided by (used for) operating activities - continuing operations 36,110 $ - 23,634 $ = 12,476 $ Capital expenditures (5,128) - (2,345) = (2,783) Free cash flow 30,982 $ - 21,289 $ = 9,693 $